UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2012

TechTarget, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-33472	04-3483216
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

275 Grove Street, Newton MA		02466
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 431-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On August 7, 2012, TechTarget, Inc. (“TechTarget”) issued a press release announcing its results for the second fiscal quarter ended June 30, 2012. TechTarget is also posting a copy of its supplemental Shareholders Letter with respect to the completed quarter on the Investor Information section of its website at www.techtarget.com. The full text of the press release issued in connection with the announcement and the related Shareholders Letter are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K. The information contained in Item 2.02 of this Form 8-K (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation by reference language in such filing, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

On August 7, 2012, the Company announced that, on August 3, 2012, its Board of Directors authorized a $20 million stock repurchase program. The Company is authorized to repurchase the Company’s common stock from time to time on the open market or in privately negotiated transactions. The timing and amount of any shares repurchased will be determined based on an evaluation of market conditions and other factors. The Company may elect to implement a Rule 10b5-1 trading plan to make such purchases, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The repurchase program may be suspended or discontinued at any time. Any repurchased shares will be funded with cash on hand.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits. The following exhibits relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1	A copy of the press release issued by TechTarget, Inc. on August 7, 2012 is furnished herewith.

99.2	A copy of the Shareholders Letter posted by TechTarget, Inc. to its website on August 7, 2012 is furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2012	TECHTARGET, INC.

	By:	/s/ Janice Kelliher

Janice Kelliher
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 7, 2012

99.2	Shareholders Letter dated August 7, 2012

4